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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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YAHOO! INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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[YAHOO! LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 12, 2000

    The Annual Meeting of Stockholders (the "Annual Meeting") of Yahoo! Inc., a Delaware corporation (the "Company"), will be held at the Santa Clara Marriott Hotel, located at 2700 Mission College Boulevard, Santa Clara, California, on Friday, May 12, 2000, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect six directors of the Company to serve until the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

  2.
  To approve an amendment and restatement of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 900,000,000 shares to 5,000,000,000 shares;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company for the fiscal year ending December 31, 2000; and

  4.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

    The Board of Directors has fixed the close of business on March 13, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                      By Order of the Board of Directors,

                      /s/ John Place

                      John Place
                       Vice President, General Counsel and Secretary

Santa Clara, California
April 7, 2000

[YAHOO! LOGO]

3420 Central Expressway
Santa Clara, CA 95051

PROXY STATEMENT

General

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Yahoo! Inc., a Delaware corporation (the "Company" or "Yahoo!"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Santa Clara Marriott Hotel, located at 2700 Mission College Boulevard, Santa Clara, California, on Friday, May 12, 2000, at 10:00 a.m., local time, and any adjournment or postponement thereof.

    This Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 are being mailed to stockholders entitled to vote at the meeting on or about April 7, 2000.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

    The close of business on March 13, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 540,953,966 shares of Common Stock outstanding held of record by 5,307 stockholders. Unless otherwise indicated, all information in this Proxy Statement has been adjusted to reflect the Company's two-for-one stock split which took effect on February 14, 2000.

Voting and Solicitation

    Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters, subject to the conditions described below.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector"), with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present at the Annual Meeting. The presence of a quorum is required to transact the business proposed to be transacted at the Annual Meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (as defined below) will be counted for purposes of determining the presence or absence of a quorum. Directors will be elected by a plurality of the votes cast by the holders of the Company's Common Stock voting in person or by proxy at the Annual Meeting. In order to be adopted, the proposal to ratify the Company's appointment of the designated independent accountants will require the affirmative vote of a majority of the votes represented by the shares of Common Stock present in person or represented by proxy at the Annual Meeting. The proposal to approve the amendment and restatement of the Company's Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock will require the affirmative vote of the holders of a majority of the Company's

Common Stock entitled to vote at the Annual Meeting, whether or not present or represented by proxy at the Annual Meeting. Abstentions will have the same practical effect as a negative vote on the proposal to ratify the Company's appointment of the designated independent accountants and the proposal to amend and restate the Certificate of Incorporation, but will have no effect on the vote for election of directors.

    The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of each of the six nominees named below, FOR approval of the proposed amendment and restatement of the Certificate of Incorporation to increase the authorized number of shares of Common Stock as described herein, FOR ratification of the appointment of the designated independent accountants, and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

    The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

    At the Annual Meeting, the stockholders will elect six directors to serve until the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. As of the date of this Proxy Statement, the Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

    Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Stockholders are not entitled to cumulate votes in the election of directors. Unless marked otherwise, proxies received will be voted FOR the election of each of the six nominees named below.

    The names of the nominees, their ages as of March 13, 2000, and certain other information about them are set forth below:

Name	Age	Position
Timothy Koogle	48	Chairman and Chief Executive Officer
Jeffrey Mallett	35	President, Chief Operating Officer and Director
Jerry Yang	31	Chief Yahoo and Director
Eric Hippeau(1)	48	Director
Arthur H. Kern(1)(2)	53	Director
Michael Moritz(1)(2)	45	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

    There are no family relationships among any of the directors or executive officers of the Company.

    Mr. Koogle was appointed as the Company's Chairman in January 1999. Mr. Koogle has served as the Company's Chief Executive Officer and as a member of the Board since joining the Company in August 1995. Prior to January 1999, Mr. Koogle also served as the Company's President. Prior to joining the Company, Mr. Koogle was President of Intermec Corporation, a manufacturer of data collection and data communication products, from 1992 to 1995. During that time, he also served as a corporate Vice President of Intermec's parent company, Western Atlas. From 1982 to 1991, Mr. Koogle held various operations and executive management positions at Motorola, Inc. Mr. Koogle also serves as a director of E-LOAN, Inc. and Webvan Group, Inc. Mr. Koogle holds a B.S. degree in mechanical engineering from the University of Virginia and M.S. and Engr. D. degrees in mechanical engineering from Stanford University.

    Mr. Mallett has served as a member of the Board and as President of the Company since January 1999. Mr. Mallett has served as Chief Operating Officer since January 1998. Prior to that, he served as the Company's Senior Vice President, Business Operations since October 1995. Prior to joining the Company, Mr. Mallett was Vice President and General Manager of the WordPerfect consumer division of Novell, Inc., a network operating system software company, from 1993 to 1995, and a member of Novell's Corporate Executive Marketing Group. Prior to that, Mr. Mallett was a member of the founding team of Reference Software International where he held various positions from 1988 to 1992, including Vice President, Sales and Marketing. From 1985 to 1987, Mr. Mallett held the position of Director, Sales and Marketing at IPT Corp., a privately held telecommunications company. Mr. Mallett holds a degree in Business Administration from Santa Rosa College.

    Mr. Yang, a founder of the Company, has served as a member of the Board and an officer of the Company since March 1995. Mr. Yang co-developed Yahoo! in 1994 while he was working towards his Ph.D. in electrical engineering at Stanford University. Mr. Yang also serves as a director of Yahoo! Japan Corporation and of Ziff-Davis Inc. ("Ziff-Davis"). Mr. Yang holds B.S. and M.S. degrees in electrical engineering from Stanford University.

    Mr. Hippeau has served as a member of the Board since January 1996. Mr. Hippeau has served as Chairman and Chief Executive Officer of Ziff-Davis since 1993. Ziff-Davis is majority owned by SOFTBANK America Inc. ("SOFTBANK"), a principal stockholder of the Company. Mr. Hippeau joined Ziff-Davis in 1989 as publisher of PC Magazine. He was promoted to Executive Vice President of Ziff-Davis in 1990, and to President and Chief Operating Officer in February 1991. Mr. Hippeau also serves as a director of Ziff-Davis, Starwood Hotels and Resorts Worldwide, Inc., Global Crossing, Ltd., Asia Global Crossing, Ltd. and he also served as a director of SOFTBANK for part of 1999. Mr. Hippeau attended the Sorbonne in Paris.

    Mr. Kern has served as a member of the Board since January 1996. Mr. Kern is an investor in several media and marketing companies. From 1969 to 1986, Mr. Kern served in a variety of television management positions with Group W/Westinghouse Broadcasting Company. Mr. Kern also serves on the Board of Directors of Northwest Broadcasting, a group owner of Fox-affiliated television stations, and Digitas, Inc.. Mr. Kern is a graduate of Yale University.

    Mr. Moritz has served as a member of the Board since April 1995. He has been a general partner of Sequoia Capital ("Sequoia"), a venture capital firm, since 1986. Mr. Moritz also serves as a director of Agile Software Corporation, eToys Inc., Flextronic Ltd., PlanetRx.com, Inc. and Webvan Group, Inc.

Meetings and Committees of the Board of Directors

    During fiscal 1999, the Board met and took action by unanimous written consent on six occasions, and no director then in office attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. The Board has an Audit Committee and a Compensation Committee. There is no standing nominating committee.

    The Audit Committee consists of directors Kern and Moritz, two of the Company's non-employee directors, and met three times during fiscal 1999. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company, and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

    The Compensation Committee consists of directors Kern, Moritz and Hippeau (Chair), three of the Company's non-employee directors. The Compensation Committee held one meeting and took action by unanimous written consent on twenty-three occasions during fiscal 1999. The Compensation Committee's functions are to establish and administer the Company's policies regarding compensation. The Compensation Committee also administers the Company's 1995 Stock Plan (the "Stock Plan") and the Company's 1996 Employee Stock Purchase Plan. Compensation-related matters for employee officers subject to the provisions of Internal Revenue Code Section 162(m) are administered by a subcommittee of the Compensation Committee consisting of Messrs. Moritz and Kern.

Director Compensation

    The Company does not pay fees to its directors for attendance at meetings. The Company reimburses its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company. The Company's 1996 Directors' Stock Option Plan (the "Directors' Plan"), provides that each person who becomes a non-employee director of the Company will be granted a nonstatutory stock option to purchase 50,000 shares of Common Stock on the date on which the optionee first becomes a non-employee director of the Company. Thereafter, on the date of each annual meeting of the Company's stockholders at which such director is elected, each such non-employee director shall be granted an additional option to purchase 30,000 shares of Common Stock if, on such date, he or she shall have served on the Board for at least six months (which amount shall be reduced to 20,000 shares commencing at the date of the Annual Meeting). Each of the non-employee nominees for director named in this Proxy Statement will have served for more than six months at the time of the Annual Meeting, and will therefore be granted an option to purchase 20,000 shares of the Company's Common Stock under the Directors' Plan if they are reelected to the Board of Directors at the Annual Meeting. The exercise price of all stock options granted under the Directors' Plan is equal to the closing sale price of a share of the Company's Common Stock on the NASDAQ Stock Market on the date of grant of the option.

Recommendation of the Board

    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    Our current Certificate of Incorporation authorizes the issuance of 900,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The Board has proposed an amendment and restatement of the Certificate of Incorporation (the "Amendment"), in the form attached as APPENDIX A hereto, to increase the number of authorized shares of Common Stock from 900,000,000 to 5,000,000,000. The Certificate of Incorporation will remain the same in all other respects. The stockholders are being asked to approve the proposed Amendment in accordance with Delaware law.

    On December 31, 1999, there were approximately 532,798,000 shares of Common Stock issued and outstanding. This number does not include 196,408,000 shares reserved for issuance under outstanding options and warrants to purchase shares of Common Stock as well as shares reserved for future issuance under our equity incentive plans as of December 31, 1999.

    The following is the text of Article IV(A) of the Certificate of Incorporation, as proposed to be amended by the Amendment:

    "(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Five Billion Ten Million (5,010,000,000) shares, each with a par value of $0.001 per share. Five Billion (5,000,000,000) shares shall be Common Stock and Ten Million (10,000,000) shares shall be Preferred Stock."

    The purpose of the proposed Amendment is to allow us to have a sufficient number of shares of authorized and unissued Common Stock which can be issued in connection with such corporate purposes as may, from time to time, be considered advisable by the Board. Having such shares available for issuance in the future will give us greater flexibility and will allow such shares to be issued as determined by the Board without the expense and delay of a special stockholders' meeting to approve such additional authorized capital stock. Such corporate purposes, could include, without limitation: issuance in connection with acquisitions, the issuance of shares in connection with stock splits or stock dividends, the issuance of Common Stock upon exercise of options granted under our various stock option plans or in connection with other employee benefit plans and issuances in connection with equity financings.

    The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by the Certificate of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to our existing stockholders. The holders of Common Stock have no preemptive rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future.

    The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the authorized shares of Common Stock be used as a type of antitakeover device.

Required Vote

    Approval of Proposal No. 2 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting.

Recommendation of the Board

    THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 900,000,000 TO 5,000,000,000.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Effective February 1, 1996, PricewaterhouseCoopers LLP was engaged as the Company's independent accountants and has been appointed by the Board to continue as the Company's independent accountants for the fiscal year ending December 31, 2000. In the event that ratification of this selection of accountants is not approved by a majority of the shares of Common Stock of the Company voting at the Annual Meeting in person or by proxy, management will review its future selection of accountants.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board

    THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of March 2, 2000 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table of this Proxy Statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding(2)
SOFTBANK(3) 300 Delaware Avenue, Suite 900 Wilmington, DE 19801	121,976,254	22.6
David Filo c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	46,785,926	8.7
Jerry Yang c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	45,373,124	8.4
Michael Moritz(4) c/o Sequoia Capital 3000 Sand Hill Road Suite 280, Bldg. 4 Menlo Park, CA 94025	1,610,996	*
Timothy Koogle(5) c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	9,635,777	1.8
Farzad Nazem(6) c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	4,886,844	*
Jeffrey Mallett(7) c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	3,085,608	*
Arthur H. Kern(8) c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	788,816	*

Gary Valenzuela(9) c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	1,470,190	*
Eric Hippeau(10) Ziff-Davis Inc. 28 East 28th Street New York, NY 10016	363,989	*
Anil Singh(11) c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	647,872	*
All directors and executive officers as a group (13 persons)(12)	116,343,006	20.8

*
Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of March 2, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2)
Based on 539,684,334 shares of Common Stock outstanding on March 2, 2000.

(3)
SOFTBANK is a wholly owned subsidiary of SOFTBANK Holdings Inc. ("SOFTBANK Holdings"), which is wholly owned by SOFTBANK Corp. Masayoshi Son is the President, Chief Executive Officer and a significant stockholder of SOFTBANK Corp. Accordingly, securities owned by SOFTBANK may be regarded as being beneficially owned by SOFTBANK Holdings; securities owned by SOFTBANK Holdings may be regarded as being beneficially owned by SOFTBANK Corp. and securities owned by SOFTBANK Corp. may be regarded as being beneficially owned by Mr. Son. On December 13, 1996, SOFTBANK Holdings granted an option to purchase 480,000 shares of Common Stock to Mr. Hippeau at a purchase price per share of $1.65625 (the "Option"), of which 20,640 shares have been purchased by Mr. Hippeau and 459,360 shares currently are owned by SOFTBANK. Twenty percent (20%) of the Option shares vest and become exercisable in five annual equal installments beginning April 1, 1997. Mr. Hippeau disclaims beneficial ownership of all shares owned by SOFTBANK, except those shares under the Option which are exercisable within 60 days of March 2, 2000.

(4)
Represents 6,762 shares held by Mr. Moritz and 1,604,234 shares held by the Maximus Trust, of which Mr. Moritz is a trustee.

(5)
Includes 8,817,829 shares issuable upon exercise of options exercisable within 60 days of March 2, 2000 under the Company's 1995 Stock Plan.

(6)
Includes 4,700,022 shares issuable upon exercise of options exercisable within 60 days of March 2, 2000 under the Company's 1995 Stock Plan.

(7)
Includes 2,810,210 shares issuable upon exercise of options exercisable within 60 days of March 2, 2000 under the Company's 1995 Stock Plan.

(8)
Represents 788,816 shares issuable upon exercise of an option exercisable within 60 days of March 2, 2000 under the Company's 1995 Stock Plan.

(9)
Includes 1,092,280 shares issuable upon exercise of options exercisable within 60 days of March 2, 2000 under the Company's 1995 Stock Plan.

(10)
Includes 363,360 shares issuable upon exercise of an option exercisable within 60 days of March 2, 2000, which option was granted by SOFTBANK Holdings. See footnote 3 above. Mr. Hippeau serves as Chairman and Chief Executive Officer of Ziff-Davis, which is majority owned by SOFTBANK.

(11)
Includes 383,920 shares issuable upon exercise of options exercisable within 60 days of March 2, 2000 under the Company's 1995 Stock Plan.

(12)
Includes 6,762 shares held directly by Mr. Moritz and 1,604,234 shares held by the Maximus Trust, of which Mr. Moritz is a trustee as set forth in footnote 4 above. Also includes 20,273,109 shares issuable upon exercise, by certain directors and executive officers, of options exercisable within 60 days of March 2, 2000 under the Company's 1995 Stock Plan. Does not include 121,976,254 shares held by SOFTBANK, which owns approximately 69.9% of the outstanding stock of Ziff-Davis, of which Mr. Hippeau, a director of the Company, is Chairman and Chief Executive Officer.

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

Summary Compensation Table

    The following table sets forth certain information concerning the compensation earned by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1999, (b) the four other most highly compensated individuals who served as executive officers of the Company during the fiscal year ended December 31, 1999, and (c) each such individual for the Company's two preceding fiscal years.

Long-Term Compensation Awards Securities Underlying Options(#)
Annual Compensation
Name and Principal Position	Year	Salary($)	Other Annual Compensation($)			All Other Compensation ($)(1)
Timothy Koogle Chairman and Chief Executive Officer	1999 1998 1997	295,000 195,000 165,000	— — —		850,000 1,100,000 1,000,000	660 870 887
Jeffrey Mallett President and Chief Operating Officer	1999 1998 1997	260,000 185,000 150,000	— — —		640,000 820,000 640,000	300 270 270
Gary Valenzuela Senior Vice President, Finance and Administration, and Chief Financial Officer	1999 1998 1997	205,000 170,000 145,000	— — —		240,000 240,000 480,000	2,800 3,010 2,865
Farzad Nazem Senior Vice President, Product Development and Operations, and Chief Technology Officer	1999 1998 1997	212,500 175,000 145,000	— — —		290,000 440,000 560,000	2,905 2,830 2,692
Anil Singh Senior Vice President, Business Operations, and Chief Sales and Marketing Officer	1999 1998 1997	202,375 175,000 137,533	75,000 75,000 43,750	(2) (2) (2)	290,000 680,000 200,000	2,905 3,010 2,656

(1)
Represents premiums paid for Group Term Life Insurance for each of the executive officers, except that for Messrs. Valenzuela, Singh and Nazem, the amounts also include Company contributions under the Company's 401(k) Plan of $2,500 for each such executive officer in 1999, $2,500 for each such executive officer in 1998 and $2,375 for each such executive officer in 1997.

(2)
Consists of advertising sales commissions.

Option Grants in Last Fiscal Year

    The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1999. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term.

Individual Grants(1)
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
Percent of Total Options Granted to Employees in Fiscal Year(%)(3)
	Number of Securities Underlying Options Granted(#)				Exercise Price or Base Date Per Share ($/sh)
Name						Expiration Date
							5%($)	10%($)
Timothy Koogle	850,000		2.3%		$71.91	8/30/09	38,438,236	97,410,037
Jeffrey Mallett	40,000 600,000	*	0.1 1.6	% %	69.60 71.91	8/19/09 8/30/09	1,750,685 27,132,873	4,436,581 68,760,026
Gary Valenzuela	240,000		0.6%		71.91	8/30/09	10,853,149	27,504,011
Farzad Nazem	40,000 250,000	*	0.1 0.7	% %	69.60 71.91	8/19/09 8/30/09	1,750,685 11,305,364	4,436,581 28,650,011
Anil Singh	40,000 250,000	*	0.1 0.7	% %	69.60 71.91	8/19/09 8/30/09	1,750,685 11,305,364	4,436,581 28,650,011

(1)
Options vest 25% after the first year of service and ratably each month over the remaining thirty-six month period. Options marked with a "*" in the preceding table are exercisable ratably on a monthly basis over a three year period from the date of grant. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment. In the event of certain change-in-control transactions, options held by Messrs. Koogle, Mallett, Valenzuela and Nazem shall be exercisable to the extent of the number of shares that would otherwise vest if such officers remained employed by the Company or its successor for two years after the effective date of the transaction, subject to certain conditions, including the optionee's acceptance of a comparable two-year employment contract with the acquiring party and certain non-competition agreements.

(2)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(3)
The Company granted stock options representing 37,248,000 shares of Common Stock to employees in the fiscal year ended December 31, 1999.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

    The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 1999 and the fiscal year-end value of unexercised options held by the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
		Value Realized (Market Price at Exercise Less Exercise Price)($)			Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name	Number of Shares Acquired on Exercise(#)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy Koogle	117,400	12,725,479	8,562,832	2,415,004	1,834,645,243	416,805,995
Jeffrey Mallett	1,152,000	103,391,277	2,639,100	1,688,908	558,520,070	290,684,585
Gary Valenzuela	1,202,572	101,000,290	797,556	964,728	169,358,439	180,763,729
Farzad Nazem	468,856	43,753,764	4,247,246	1,313,890	909,513,797	248,945,994
Anil Singh	902,738	74,354,711	271,146	992,236	50,587,261	169,984,198

(1)
Value is based on the $216.35 per share closing price of the Company's Common Stock on the NASDAQ Stock Market on December 31, 1999, less the exercise price.

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

    Three non-employee members of the Company's Board of Directors, Eric Hippeau, Arthur H. Kern and Michael Moritz, serve as the Compensation Committee of the Board. The Compensation Committee reviews, recommends and approves changes to the Company's compensation policies and benefits programs, administers the Company's stock option plans, including approving stock option grants, and otherwise seeks to ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented. Compensation determinations for executive officers who are subject to the provisions of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, are independently reviewed and approved by the Executive Officer Compensation Subcommittee of the Board of Directors, which subcommittee consists of Messrs. Kern and Moritz.

Compensation Philosophy and Review

    The Company's compensation philosophy for executive officers serves two principal purposes: (i) to provide a total compensation package for executive officers that is competitive with the current market for executive talent and enables the Company to attract and retain key executive and employee talent needed to achieve the Company's business objectives and (ii) to link executive compensation to improvements in Company performance and increases in stockholder value as measured principally by the trading price of the Company's Common Stock.

    In determining compensation levels for 2000, the Compensation Committee obtained survey information from a third-party consultant with respect to cash compensation and stock option grants to similarly situated officers of high technology companies of comparable size and market capitalization. The Compensation Committee also relied upon publicly available compensation information and informal survey information obtained by the Company's management with respect to other Internet-related companies. The Compensation Committee did not determine it necessary to, and did not attempt to, specifically analyze compensation levels at companies included in the index under the caption, "Performance Graph."

Elements of Executive Officer Compensation

    The Company's executive compensation consists primarily of salary, health insurance and similar benefits, and the award of stock options. The Company has in the past and continues to emphasize the award of stock options in its executive compensation policy and to date the Company has not made use of cash incentive bonuses. The Compensation Committee believes that in the highly competitive, emerging markets in which the Company operates, equity-based compensation provides the greatest incentive for outstanding executive performance and encourages the greatest alignment of management and stockholder long-term interests.

    Officer Salaries.  The Compensation Committee reviews each senior executive officer's salary annually. In determining the appropriate salary levels for such officers, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience, past accomplishments, and data on prevailing compensation levels in relevant markets for executive talent. Based on the findings of the compensation review discussed earlier, the Compensation Committee has approved salary increases for certain executive officers effective for fiscal 2000. The Compensation Committee believes these salary increases appropriately reflect the added complexity of the Company's operations and the associated increase in officer responsibility, officer performance and compensation levels for comparable companies considered by the Compensation Committee.

    The Compensation Committee increased the salary of Mr. Koogle from $290,000 to $310,000 effective as of January 1, 2000, based upon, among other factors, the Compensation Committee's positive assessment of Mr. Koogle's performance during 1999 and his increased responsibilities associated with the rapid recent growth in the Company's operations. In reviewing Mr. Koogle's performance, the Compensation Committee noted in particular a number of Company achievements during 1999, including the quarter over quarter increases in the Company's revenues during the fiscal year ended December 31, 1999, the completion and successful integration of several significant strategic acquisitions, alliances and relationships, the additional success in broadening the global user reach of the Company's network of services, and the continued success in the recruiting and hiring of other key employees. The Compensation Committee also increased the salary levels of several of the other members of the Company's senior management team effective January 1, 2000. In general, these increases were consistent with Mr. Koogle's increase relative to such officers' prior compensation, and were based upon a similar analysis of the officers' increased responsibility and positive performance assessments.

    The Compensation Committee believes that the base salary levels of the executive officers, including Mr. Koogle, are at or below the median of base salary levels for comparable companies considered in the survey data and informal information reviewed by the Compensation Committee. The Compensation Committee believes this is appropriate in light of the Company's continued emphasis on long-term equity-based compensation.

    Stock Option Grants.  As noted above, the Company has relied substantially on long-term equity-based compensation as the principal means of compensating and incentivizing its executive officers. It is the Company's practice to set option exercise prices for officers at not less than 100% of the fair market value of the Company's Common Stock on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years. With certain exceptions, options granted to executive officers generally provide that they are not exercisable until one year after the date of grant, at which time they become exercisable on a cumulative basis at a maximum annual rate of 25% of the total number of shares underlying the option grant.

    In determining the number of shares subject to the stock option grants, the Compensation Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and the number of shares owned by the officer or which continue to be subject to vesting under outstanding options previously granted to such officer. In addition, the Compensation Committee examines the level of equity incentives held by each officer relative to the other officers' equity positions and their tenure, responsibilities, experience, and value to the Company. As part of the annual compensation review at the end of 1999, the fourth consecutive year of the review, the Compensation Committee approved the grant of options to Mr. Koogle for an additional 850,000 shares of the Company's Common Stock, reflecting Mr. Koogle's successful achievement of the business objectives described above. The Compensation Committee granted all executive officers of the Company as a group (including Mr. Koogle) additional options to purchase an aggregate of 3,050,000 shares of the Company's Common Stock. The options granted are commensurate and consistent with both performance and past grants.

    The Company has entered into agreements with each of Messrs. Koogle, Mallett, Valenzuela and Nazem, that provide, in the event of certain change-in-control transactions, for the acceleration of options held by such officers whereby each such option shall be exercisable to the extent of the number of shares that would otherwise vest if the officer remained employed by the Company or its successor for two years after the effective date of the transaction, subject to certain conditions, including the optionee's acceptance of a comparable two-year employment contract with the acquiring party and certain non-competition agreements. The Company does not have any other employment agreements with any of its executive officers.

Policy on Deductibility of Compensation

    Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation's stockholders.

    The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive officer of the Company. After consideration of the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests.

By the Compensation Committee
of the Board of Directors,
Eric Hippeau
Arthur H. Kern
Michael Moritz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are currently no employee directors serving on the Compensation Committee. The following non-employee directors serve on the Compensation Committee: Eric Hippeau, Arthur H. Kern and Michael Moritz.

    Jerry Yang, an executive officer of the Company, is a director of Ziff-Davis, which is majority owned by SOFTBANK, a principal stockholder of the Company. Mr. Hippeau is the Chairman and Chief Executive Officer of Ziff-Davis. The Company has entered into the following transactions with SOFTBANK or its affiliates during the fiscal year ended December 31, 1999:

    In December 1997 and in January 1998, the Company and SOFTBANK Holdings purchased shares of capital stock of GeoCities, a provider of free Web home page and community services, from GeoCities and certain stockholders of GeoCities. The Company's total investment in GeoCities equity was approximately $5 million which was paid for with newly-issued shares of Yahoo! Common Stock and represented a minority interest in GeoCities. SOFTBANK Holdings acquired approximately $51 million in equity of GeoCities through a combination of an exchange of Yahoo! Common Stock and cash proceeds from sales of shares of Yahoo! Common Stock in the open market. This investment by SOFTBANK Holdings followed a prior minority investment in GeoCities by a SOFTBANK venture affiliate. Mr. Hippeau served on the Board of Directors of GeoCities. The Company registered the resale of all shares of the Company's Common Stock acquired by GeoCities and GeoCities stockholders in the transaction, including the shares of the Company's Common Stock transferred by SOFTBANK Holdings to GeoCities and the stockholders of GeoCities in the transaction. On December 31, 1998, SOFTBANK Holdings transferred 7,056,086 shares of GeoCities stock to SOFTBANK. In May 1999, the Company acquired GeoCities and, in connection therewith, SOFTBANK and certain related entities received an aggregate of approximately 12,090,976 shares of Yahoo! Common Stock in exchange for their shares of GeoCities stock.

    In April 1996, the Company and SOFTBANK Corp. signed a joint venture agreement whereby Yahoo! Japan Corporation was formed to develop and operate a version of the Yahoo! Internet Guide localized for Japan. SOFTBANK Corp. owns 51% and the Company owns 34% of the equity of the joint venture. The Company has licensed certain elements of the Yahoo! Internet Guide to the joint venture on an exclusive basis in exchange for certain license fees. During 1999, the Company received payments totaling approximately $988,000 under this agreement.

    In 1996, the Company entered into an agreement with SOFTBANK Holdings under which SOFTBANK Holdings agreed to purchase $2,000,000 of advertising on the Company's online properties during 1996 and annually for each of the four years thereafter. Under this arrangement, and other similar agreements with SOFTBANK Holdings or its consolidated affiliates, SOFTBANK Holdings and its consolidated affiliates purchased an aggregate of approximately $1,334,000 of advertising from the Company in 1999, at rates that are comparable to those offered to other major customers.

    In 1995, the Company and Ziff-Davis entered into an agreement relating to the development and publication of certain print and online properties under the "Yahoo!" brand. Under this agreement, the Company recognized publication revenues of approximately $353,000 in 1999.

    Mr. Moritz is a general partner of Sequoia. SOFTBANK Holdings and an entity affiliated with Sequoia invested in GlobalCenter. In February 1998, GlobalCenter was acquired by Frontier. Mr. Moritz was, prior to the acquisition, a director of GlobalCenter. In September 1999, Frontier was acquired by Global Crossing, Ltd. ("Global Crossing"). Mr. Hippeau is a director of Global Crossing. During 1999, the Company paid Global Crossing and its predecessor approximately $4,236,000 for Internet access and hosting services.

    Entities affiliated with Sequoia are stockholders of Chip Shot Golf Corporation ("Chip Shot"), eToys Inc. ("eToys"), Freei Networks, Inc. ("Freei Networks"), HomeWarehouse.com, Inc. ("HomeWarehouse"), Miadora, Inc. ("Miadora") and PlanetRx, Inc. ("PlanetRx"). Mr. Moritz serves as a director of eToys and PlanetRx. In December 1998, the Company entered into an agreement with Chip Shot, pursuant to which the Company provided certain advertising and promotional services to Chip Shot in exchange for payment during 1999 of $1,118,000. In January 1999, the Company entered into an agreement with eToys, pursuant to which eToys purchased an aggregate of approximately $350,000 of advertising and promotional services from the Company during 1999. In June 1999, the Company entered into an agreement with Freei Networks, pursuant to which Freei Networks made payments to the Company of approximately $150,000 in 1999 in exchange for advertising and promotional services from the Company. In October 1999, the Company entered into an agreement with HomeWarehouse, pursuant to which HomeWarehouse purchased an aggregate of approximately $531,000 of advertising and promotional services from the Company during 1999. In September 1999, the Company entered into an agreement with Miadora, pursuant to which Miadora purchased an aggregate of approximately $807,000 of advertising and promotional services from the Company during 1999. In March 1999, the Company entered into an agreement with PlanetRx, pursuant to which PlanetRx purchased an aggregate of approximately $2,935,000 of advertising and promotional services from the Company during 1999.

    See Proposal No. 1 "Election of Directors" for a discussion of certain information with respect to all outside directors, including directors serving on the Compensation Committee.

    The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Board has established a policy that requires that all transactions between the Company and its officers, directors and principal stockholders and their affiliates must be approved by a majority of the disinterested members of the Board, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

PERFORMANCE GRAPH

    The following graph compares, for the period that the Company's Common Stock has been registered under Section 12 of the Exchange Act (which commenced April 11, 1996), the cumulative total stockholder return for the Company, the NASDAQ Stock Market (U.S. companies) Index (the "NASDAQ Market Index"), the Chase Internet Index (formerly the Hambrecht & Quist Internet Index) and the Standard & Poor's 500 Stock Index (the "S&P 500 Stock Index"). The Company was added to the S&P 500 Stock Index in December 1999 and, as a result, is now including information with respect to such index. Measurement points are April 12, 1996 (the first trading day) and the last trading day of each of the Company's fiscal years ended December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999. The graph assumes that $100 was invested on April 12, 1996 in the Common Stock of the Company, the NASDAQ Market Index, the Chase Internet Index and the S&P 500 Stock Index and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

	Yahoo! Inc.	NASDAQ Market Index	Chase Internet Index	S&P 500 Index
4/12/96	$100.00	$100.00	$100.00	$100.00
12/31/96	$130.77	$117.53	$96.11	$116.34
12/31/97	$799.04	$142.96	$128.98	$152.41
12/31/98	$5,467.79	$199.61	$300.27	$193.06
12/31/99	$19,970.19	$370.45	$1,041.13	$230.76

Measurement Point	Yahoo! Inc.	NASDAQ Market Index	Chase Internet Index	S&P 500 Index
4/12/96	$100.00	$100.00	$100.00	$100.00
12/31/96	$130.77	$117.53	$96.11	$116.34
12/31/97	$799.04	$142.96	$128.98	$152.41
12/31/98	$5,467.79	$199.61	$300.27	$193.06
12/31/99	$19,970.19	$370.45	$1,041.13	$230.76

CERTAIN TRANSACTIONS

    The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

    Certain other transactions are described under the caption "Compensation Committee Interlocks and Insider Participation."

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL STOCKHOLDERS' MEETING

    Proposals of stockholders intended to be included in the Company's proxy statement for the Company's 2001 Annual Meeting of Stockholders must be received by Yahoo! Inc., Attn: Secretary at 3420 Central Expressway, Santa Clara, CA 95051, no later than December 8, 2000. If the Company is not notified of a stockholder proposal by 60 days prior to the one-year anniversary of this year's Annual Meeting, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

    To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1999, all Reporting Persons complied with all applicable filing requirements, with the following exceptions: (a) SOFTBANK filed a late Form 3 in January 1999; (b) SOFTBANK Holdings, SOFTBANK Corp. and Masayoshi Son jointly filed a late Form 4 in March 1999 reporting their involuntary acquisition of Yahoo! securities as a result of Yahoo!'s acquisition of Yoyodyne Entertainment, Inc. in October 1998; (c) SOFTBANK Holdings, SOFTBANK Corp. and Masayoshi Son amended in March 1999 a jointly filed Form 4 for July 1998 to report on a late basis their acquisition of Yahoo! securities from Yahoo! in July 1998; (d) SOFTBANK, SOFTBANK Holdings, SOFTBANK Corp. and Masayoshi Son jointly filed a late Form 4 in November 1999 to report the exercise by Eric Hippeau of an option to purchase Yahoo! securities from SOFTBANK Holdings in October 1999 (among other transactions the reporting of which was done on a timely basis); and (e) Eric Hippeau filed a late Form 4 in November 1999 to report his exercise of an option to acquire Yahoo! securities from SOFTBANK Holdings and his sale of such shares in October 1999.

OTHER MATTERS

    The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

    It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

                      By Order of the Board of Directors,

                      /s/ John Place

                      John Place
                       Vice President, General Counsel and Secretary

Santa Clara, California
April 7, 2000

APPENDIX A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
YAHOO! INC.

    The undersigned, John Place, hereby certifies that:

      1.  He is the duly elected and acting Secretary of Yahoo! Inc., a Delaware corporation.

      2.  The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on March 24, 1999.

      3.  The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

    The name of this corporation is Yahoo! Inc. (the "Corporation").

ARTICLE II

    The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

    (A) Classes of Stock.  The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Five Billion Ten Million (5,010,000,000) shares, each with a par value of $0.001 per share. Five Billion (5,000,000,000) shares shall be Common Stock and Ten Million (10,000,000) shares shall be Preferred Stock.

    (B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

    The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

ARTICLE VI

    In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VII

    No action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the provisions of the Corporation's Bylaws.

ARTICLE VIII

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

    The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE X

    Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XI

    (A) To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

    (B) Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE XII

    (A) To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

    (B) Any repeal or modification of any of the foregoing provisions of this Article XII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

*    *    *

    The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    Executed at Santa Clara, California, on            , 2000.

John Place Secretary

PROXY

YAHOO! INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF YAHOO! INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 12, 2000

    The undersigned stockholder of Yahoo! Inc. (the "Company"), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7th, 2000, and hereby appoints John E. Place, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2000 Annual Meeting of Stockholders of the Company to be held on Friday, May 12, 2000, at 10:00 a.m., local time, at the Santa Clara Marriot Hotel, located at 2700 Mission College Boulevard, Santa Clara, California and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to cast if personally present, on the reverse side.

    ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES FOR SUCH PROPOSAL AT THE MEETING, OR, IN THE CASE OF ELECTION OF DIRECTORS, FOR EACH OF THE LISTED NOMINEES. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VOTE BY TELEPHONE		VOTE BY INTERNET
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).		It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement/Prospectus and Proxy Card.	1.	Read the accompanying Proxy Statement/Prospectus and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073.	2.	Go to the Website http://www.eproxyvote.com/yhoo
3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.	3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.
Your vote is important! Call 1-877-PRX-VOTE anytime!		Your vote is important! Go to http://www.eproxyvote.com/yhoo anytime!
Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

/x/	Please mark your vote as in this example.

The Company's Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR each of the other proposals.

1.
To elect six directors of the Company to serve until the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualified:

	(01) Timothy Koogle, (02) Jerry Yang,			FOR	AGAINST	ABSTAIN
Nominees:	(03) Eric Hippeau, (04) Arthur H. Kern,
	(05) Michael Moritz, (06) Jeffrey Mallet	2.	To approve the proposed amendment and restatement of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 900,000,000 shares to 5,000,000,000 shares;	/ /	/ /	/ /
FOR ALL NOMINEES	/ / / / WITHHELD FROM ALL NOMINEES	3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Independent accountants for the Company for the fiscal year ending December 31, 2000; and	/ /	/ /	/ /
/ /	For all nominees except as noted above	4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.	/ /	/ /	/ /
		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				/ /

 Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:	Date:	Signature:	Date:

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
STOCKHOLDER PROPOSALS FOR 2001 ANNUAL STOCKHOLDERS' MEETING
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
APPENDIX A AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF YAHOO! INC.
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX
ARTICLE X
ARTICLE XI
ARTICLE XII